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EXHIBIT 11.1

                              INFONAUTICS, INC.
                     Computation of Earnings Per Share

                                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                       JUNE 30,                JUNE 30,
                                                                ----------------------  ----------------------
                                                                    1997        1996         1997         1996
                                                                -----------  -----------  -----------  -----------

Net loss applicable to common shares..........................  $(4,138,942) $(2,602,100) $(9,365,041) $(5,617,420)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

Weighted average number of shares
  outstanding during the period...............................    9,491,600    7,735,700    9,491,600    5,804,600
Incremental shares calculated per SAB Topic 4:D...............       --          699,600       --        1,399,200
                                                                -----------  -----------  -----------  -----------

Total weighted average number of common
  and equivalent shares outstanding...........................    9,491,600    8,435,300    9,491,600    7,203,800
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

Net loss per common equivalent share (1)......................  $      (.44) $      (.31) $     (1.00) $      (.78)
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------
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(1) Fully diluted net loss per share has not been presented separately, as the amounts would not be materially different from primary net loss per share.